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          SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C.  20549

                       FORM 8-K

                    CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(D) OF
          THE SECURITIES EXCHANGE ACT OF 1934



    Date of Report (Date of earliest event reported):
                    December 23, 1998


                   HEARTLAND BANCSHARES, INC.
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     (Exact name of registrant as specified in its charter)


Illinois                    0-28442           37-1356594
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(State or Other           (Commission       (I.R.S. Employer
Jurisdiction of           File Number)      Identification No.)

318 South Park Avenue, Herrin, Illinois            62948-3604
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(Address of Principal Executive Offices)           (Zip Code)


Registrant's telephone number, including area code:(618)942-7373


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Item 5.  Other Events
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     On December 23, 1998, Heartland Bancshares, Inc. (the
"Company"), the holding company for Heartland National Bank (the "Bank"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company will be acquired by Banterra Corp., Eldorado, Illinois ("Banterra").

     The Merger Agreement provides that the Company will be merged (the "Merger") with a wholly-owned subsidiary of Banterra and that each outstanding share of Company common stock will be converted into the right to receive $15.75 in cash. The consummation of the proposed transaction requires the satisfaction of certain conditions, including the approval of the Merger Agreement and the Merger by the shareholders of the Company, and the receipt of certain regulatory approvals. Pursuant to the Merger Agreement, the Company also agreed not to pay any future dividends.

     In connection with the proposed transaction, the directors of the Company have agreed to enter into a separate voting agreement with Banterra in which such director generally agrees, among other things, to vote their individual shares of Company common stock for approval of the Merger Agreement.

     For information regarding the terms of the Merger
Agreement, reference is made to the Merger Agreement, and to the press release of the Company dated December 24, 1998, which are attached hereto and incorporated by reference.

Item 7.  Financial Statements, Pro Forma Financial Information
         and Exhibits
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     (a)  Not Applicable

     (b)  Not Applicable

     (c)  Exhibits.

          2.1 Agreement and Plan of Merger dated as of December 23, 1998. (Schedules omitted. The
              Company agrees to supplementally furnish a copy of any omitted schedules to the Commission upon request.)

          99.1      Press Release dated December 24, 1998.

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                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        HEARTLAND BANCSHARES, INC.




                        By:/s/ Roger O. Hileman
                           --------------------------------
                           Roger O. Hileman
                           President and Chief Executive Officer


Date:  December 29, 1998